Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements on Form S-8 pertaining to Fidelity Bancorp, Inc.’s 1998 Stock Compensation Plan (Registration Statement No. 333-71145), 1997 Employee Stock Compensation Program (Registration Statement No. 333-47841), 1993 Employee Stock Compensation Program (Registration Statement No. 333-26383), 2000 Stock Compensation Plan (Registration Statement No. 333-53934), 2001 Stock Compensation Plan (Registration Statement No. 333-81572), 2002 Stock Compensation Plan (Registration Statement No. 333-103448), and 2005 Stock-Based Incentive Plan (Registration Statement No. 333-123168) of our report dated December 18, 2007 relating to the consolidated financial statements of Fidelity Bancorp, Inc. which appears in this Form 10-K.

/s/ Beard Miller Company LLP

Pittsburgh, Pennsylvania

December 27, 2007